UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2007

SCHAWK, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	1-09335	36-2545354
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
1695 River Road Des Plaines, IL		60018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 827-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.—Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007, the Board of Directors of Schawk, Inc. (the “Company”) elected Stanley N. Logan as a director.  In addition, Mr. Logan also was appointed to the Audit Committee of the Board of Directors.  Mr. Logan meets the independence requirements of the New York Stock Exchange and those set forth in the Company’s Corporate Governance Guidelines.

Mr. Logan is a vice president of Huron Consulting Group (“Huron”) and heads Huron’s Corporate Consulting practice.  Prior to joining Huron, Mr. Logan spent over 25 years in the public accounting profession, most recently as managing partner of KPMG's Chicago office.  He also served as National Sector Leader for Consumer Products at KPMG.  Before joining KPMG in 2002, Mr. Logan held a number of significant client and leadership roles at Arthur Andersen in Chicago.  He has held audit and non-audit lead partner roles with large corporations in the consumer, retail and industrial spaces throughout his career at both KPMG and Arthur Andersen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHAWK, INC.

Date: November 12, 2007	By:	/s/James J. Patterson
James J. Patterson
Senior Vice President and Chief Financial Officer